Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2000 (except for note 8, which is as of April 10, 2000), in the Registration Statement on Form S-1 and related prospectus of Canada Southern Petroleum Ltd. for the registration of 3,000,000 shares of its limited voting shares.


                                                /s/ Ernst & Young LLP


Calgary, Canada
September 22, 2000